Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ralcorp Holdings, Inc. (the “Company”) on Form 10-Q for the period ending December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin J. Hunt Chief Executive Officer of the Company, and I, Scott Monette, Chief Financial Officer, certify, to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kevin J. Hunt	/s/ Scott Monette
Kevin J. Hunt	Scott Monette
Co-Chief Executive Officer	Corporate Vice president and Chief Financial Officer
Ralcorp Holdings, Inc.	Ralcorp Holdings, Inc.

Date: September 12, 2012

A signed original of this written statement required by Section 906 has been provided to Ralcorp Holdings, Inc. and will be retained by Ralcorp Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.